EXHIBIT 10.2

THE TRANSFER OF THIS NOTE IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN.  THIS NOTE HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD THE RESALE OR OTHER DISTRIBUTION THEREOF.  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.

SECURED PROMISSORY NOTE
$750,000	March 7, 2018
Des Moines, Iowa

For Value Received, Vortex Blockchain, LLC, an Iowa limited liability company, ("Borrower"), hereby unconditionally promises to pay to the order of UA Granite Corporation, a Nevada corporation ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000) (the "Loan"), together with accrued and unpaid interest, in the manner set forth below.
This Secured Promissory Note (this "Note") is the Note referred to in and is executed and delivered in connection with that certain Binding Letter of Intent (the "LOI") dated as of March 7, 2018, between Borrower and Lender.  This Note is secured pursuant to the terms and conditions set forth in that certain Security Agreement dated as of even date herewith and executed and delivered by Borrower in favor of Lender (as the same may from time to time be amended, modified, supplemented or restated, the "Security Agreement"), a copy of which is attached hereto as Exhibit A.  Additional rights of Lender are set forth in the Security Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement.
1. Principal Repayment; Maturity.  Unless this Note has been satisfied in accordance with the terms of Section 5 below, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on maturity (the "Maturity Date").  The Maturity Date shall be the first to occur of: (a) an Event of Default (as hereinafter defined); (b) the closing of a reverse merger acquisition transaction between Borrower and Lender, as contemplated by the LOI; or (c) six (6) months from the date of termination of the LOI by Lender.  All payments under this Note shall be made in lawful money of the United States of America to Lender at 31C Principal Torre Alta, San Felipe, Puerto Plata, Dominican Republic EH009E3, or at such other place as Lender may designate in writing to Borrower.
2. Interest Rate and Payment.
2.1 Interest on the outstanding principal amount hereof on and from the date hereof shall accrue at the simple interest rate of eight and one-quarter percent (8.25%) per annum or the maximum rate permissible by applicable law, whichever is less.  Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.  Upon the occurrence and during the continuance of an Event of Default pursuant to Section 6 below, all amounts owing hereunder shall bear interest at a per annum simple interest rate of twelve percent (12%) or the maximum rate permissible by applicable law, whichever is less.
2.2 Accrued and unpaid interest shall be due and payable on a quarterly basis following the date of this Note (i.e., every 90 days following the date of this Note).

3. Application of Payments.  Payments on this Note shall be applied first to accrued interest, and thereafter to principal.

4. Payment Dates.  Any payment date under this Note that falls on a Saturday, Sunday or other day on which banks are generally closed in the State of Nevada shall be due on the next business day on which such banks are open.
5. Satisfaction of Principal Repayment.  Lender and Borrower acknowledge that the consummation of the reverse merger acquisition transaction between Borrower and Lender, as contemplated by the LOI, shall extinguish the loan repayment obligation and that of any accrued interest under this Note.  Upon the closing of the reverse merger acquisition transaction between Borrower and Lender, as contemplated by the LOI, the Security Agreement shall cease to exist and all necessary releases as to any secured items shall be provided by Lender immediately thereafter.
6. Default and Remedies.  The occurrence of any one or more of the following events shall constitute a default under this Note (an "Event of Default"):
6.1 Borrower's failure to pay any outstanding principal amount of or accrued unpaid interest under this Note when due, which such amount is not paid within five (5) days of the date due;
6.2 Borrower's breach of any material provision of this Note or any material provision of the Security Agreement, which such breach is not cured within thirty (30) days after sends written notice to Borrower specifying such breach;
6.3 (i) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing or (ii) an involuntary petition is filed against Borrower, which such petition is not dismissed or discharged within ninety (90) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any material property of Borrower;
6.4 Borrower sells, transfers, conveys, assigns or pledges a majority of its equity or a substantial part of its assets to any third party; or
6.5 The reverse merger acquisition transaction between Borrower and Lender, as contemplated by the LOI, does not close on or before June 8, 2018.
In the event that one or more Events of Default shall have occurred and be continuing, (i) Lender may, upon written notice to Borrower, declare this Note in default and all unpaid outstanding principal on and accrued interest under this Note shall be immediately due and payable, without presentment, demand, protest, further notice, and all other notices and demands whatsoever, all of which are hereby waived by Borrower, and (ii) Lender may exercise any or all of his rights, powers or remedies under this Note, the Security Agreement, and applicable law.
7. Security.  Until the principal of this Note, accrued interest and any other amounts that may be payable hereunder are paid in full, the full amount of this Note is secured by the collateral identified and described as security therefore in the Security Agreement.
8. Use of Proceeds.  Borrower shall use the principal amount of this Note for general working capital purposes.

9. Restricted Securities.  By acceptance of this Note, Lender represents and acknowledges to Borrower that (a) this Note will constitute "restricted securities" as such term is used in the rules and regulations under the Securities Act of  and that such securities have not been and will not be registered under the Securities Act or any state securities laws, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions; (b) Lender has read, and fully understands, the terms of this Note; (c) Lender is purchasing this Note for investment for its own account and not with a view to or for sale in connection with any distribution of this Note and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; (d) Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission; (e) by reason of its business and financial experience, Lender has the capacity to protect its own interests in this transaction; and (f) Lender understands that an investment in this Note contains substantial risk, that Lender may suffer a complete loss of its investment, and Lender can afford and withstand a complete loss of its investment without economic hardship.
10.  Ranking of Priority/Consent Required for New Borrowings.  The indebtedness evidenced by this Note shall senior to any other debt obligation of Borrower.
11. Waiver.  Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.
12.  Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
13.   Successors and Assigns.  The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.  Lender may assign this Note, subject to compliance with applicable securities and other laws and the prior written consent of Borrower, not to be unreasonably withheld.  Lender shall provide written notice to Borrower of any such proposed assignment, indicating the name and address of the assignee and the date of the assignment.  Upon any such permitted assignment, the assignee shall become the Lender under this Note for all intents and purposes.

14. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Borrower at Vortex Blockchain, LLC, 315 14th Street, Des Moines, Iowa 50309, Attention Craig Bergman, email: craig@vortexblockchain.com, and to Lender at 31C Principal Torre Alta, San Felipe, Puerto Plata, Dominican Republic EH009E3, email: angelreynosouagz@gmail.com or at such other address or email address as Borrower or Lender may designate by ten (10) days advance written notice to the other parties hereto.

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IN WITNESS WHEREOF, Borrower has caused this Secured Promissory Note to be duly executed and delivered on and as of the day and year first written above.

Borrower

VORTEX BLOCKCHAIN,  LLC
By:  /s/ Craig Bergman
Name: Craig Bergman
Title: Managing Member

Accepted and Agreed to:

Lender
UA GRANITE CORPORATION
By:  /s/ Angel Luis Reynoso Vasquez
Name: Angel Luis Reynoso Vasquez
Title: Authorized Signatory

EXHIBIT A

Security Agreement
[See Attached]